UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

BAUSCH & LOMB INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY		14604-2701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

On April 10, 2006, the Company announced that it has temporarily suspended U.S. shipments of ReNu® with MoistureLoc® produced at its Greenville, S.C., manufacturing facility. This action does not affect any other Bausch & Lomb products. Details of the announcement appear in the Company’s April 10, 2006 press releases, copies of which are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

On April 12, 2006, the Company held a conference call (the “Conference Call”) to provide investors with a general update about the current situation regarding U.S. shipments of ReNu® with MoistureLoc® solutions and about the status of the Company’s continuing collaboration with the U.S. Centers for Disease Control, the U.S. Food and Drug Administration and other health agencies investigating an increase in reports of fungal keratitis infections among contact lens wearers in the United States.

During the Conference Call, the Company also announced that it is unlikely to file its 2005 Annual Report on Form 10-K until after the expected filing date of April 30, 2006 that was previously announced in its Form 12b-25 filed March 17, 2006. This expected delay beyond April 30, 2006 is due to the Company’s ongoing efforts with respect to the matters described in the March 17, 2006 Form 12b-25 filing.

Below is information about accessing a rebroadcast of the Conference Call:

Available:	April 12, 2006 (1:30 p.m. ET) – April 16, 2006 (Midnight ET)

Telephone Number:	(719) 457-0820

Confirmation Code:	2047677

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.
• Not applicable

(b)	Pro forma financial information.
• Not applicable

(c)	Exhibits. The following exhibit is furnished as part of this report:

99.1 Press Release dated April 10, 2006.

99.2 Press Release dated April 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: April 12, 2006